EXHIBIT 21

                           IRON MOUNTAIN SUBSIDIARIES
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           SUBSIDIARY                                    STATE OF INCORPORATION
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1.  Iron Mountain Records Management, Inc.                      Delaware
2.  Iron Mountain/Safesite, Inc.                                Delaware
3.  Data Securities International, Inc.                         Delaware
4.  IM-3 Acquisition Corp.                                      Delaware
5.  Metro Business Archives, Inc.                               New York
6.  Criterion Atlantic Property, Inc.                           Delaware
7.  Criterion Property, Inc.                                    Delaware
8.  Iron Mountain / Critical Files, Inc.                        Delaware
9.  Hollywood Property, Inc.                                    California
10. IM San Diego, Inc.                                          Delaware
11. Iron Mountain Consulting Services, Inc.                     Delaware
12. Iron Mountain Data Protection Services, Inc.                Massachusetts
13. Iron Mountain Records Management of Maryland, Inc.          Delaware
14. Iron Mountain Records Management of Ohio, Inc.              Delaware
15. Iron Mountain Wilmington, Inc.                              Delaware
16. Iron Mountain Records Management of Missouri, LLC           Delaware
17. Iron Mountain Records Management of Boston, Inc.            Massachusetts
18. Iron Mountain Records Management of Florida, Inc.           Delaware
19. Iron Mountain Records Management of Minnesota, Inc.         Delaware
20. Iron Mountain Records Management of Michigan, Inc.          Delaware
21. Iron Mountain Records Management of Wisconsin, Inc.         Delaware
22. Iron Mountain Records Management of the Northwest, Inc.     Delaware
23. IM Earhart, Inc.                                            Delaware
24. IM Billerica, Inc.                                          Massachusetts
25. Iron Mountain Records Management of San Antonio, Inc.       Delaware
26. Iron Mountain Records Management of San Antonio - FP, Inc.  Delaware
27. IM-AEI Acquisition Corp.                                    Delaware
28. Allegiance Business Archives, Ltd.                          Delaware
29. Archives Express, Inc.                                      Utah
30. HIMSCORP of Philadelphia, Inc.                              Delaware
31. RecordKeepers, Inc.                                         Maryland
32. HIMSCORP of Pittsburgh, Inc.                                Delaware
33. HIMSCORP of Cleveland, Inc.                                 Delaware
34. HIMSCORP of New Orleans, Inc.                               Delaware
35. HIMSCORP of Portland, Inc.                                  Delaware
36. HIMSCORP of San Diego, Inc.                                 Delaware
37. HIMSCORP of Detroit, Inc.                                   Delaware
38. HIMSCORP of Los Angeles, Inc.                               Delaware
39. HIMSCORP of Houston, Inc.                                   Delaware
40. HIMSCORP of St. Louis, Inc.                                 Delaware
41. Copyright, Inc.                                             Delaware
42. HIMSCORP of Milwaukee, Inc.                                 Delaware
43. Record Masters Network Corp.                                Nevada